UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

American Healthcare REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41951	47-2887436
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18191 Von Karman Avenue, Suite 300
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 270-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 22, 2026, we closed the public offering of 14,000,000 shares, or the Offering, of our common stock, $0.01 par value per share, or Common Stock. In connection with the Offering, we and American Healthcare REIT Holdings, LP, or our Operating Partnership, entered into an underwriting agreement on May 20, 2026, or the Underwriting Agreement, with BofA Securities, Inc., as underwriter, or in such capacity, the Underwriter, BofA Securities, Inc., as forward seller, or in such capacity, the Forward Seller, and an affiliate thereof as forward purchaser, or in such capacity, the Forward Purchaser, relating to the offer and sale of 14,000,000 shares of Common Stock, on a forward basis. In connection with the Offering, the underwriter was granted an option for 30 days to purchase up to 2,100,000 additional shares of Common Stock. The Underwriting Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about us and our Operating Partnership or our or its subsidiaries, and the sale of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in our condition or that of our Operating Partnership.

In connection with the Offering, on May 20, 2026, we entered into a forward sale agreement, or the Forward Sale Agreement, with the Forward Purchaser.

In the Offering, the Forward Seller borrowed and sold an aggregate of 14,000,000 shares of Common Stock on May 22, 2026 to hedge the Forward Purchaser’s obligations under the Forward Sale Agreement. We intend (subject to our right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the Forward Sale Agreement on one or more dates specified by us occurring no later than May 20, 2028 (or if such date is not a trading day, the next following trading day), an aggregate of 14,000,000 shares of Common Stock to the Forward Purchaser in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price less the underwriting discount and subject to certain adjustments as provided in the Forward Sale Agreement. We intend to contribute the net proceeds from the settlement of the Forward Sale Agreement to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership, and the Operating Partnership intends to use such net proceeds for general corporate purposes, including potential future investments.

The shares were offered and sold in the Offering under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our effective shelf registration statement on Form S-3 (File No. 333-281488).

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference, and a copy of the Forward Sale Agreement is attached hereto as Exhibit 1.2 and is incorporated herein by reference. The summaries of the Underwriting Agreement and the Forward Sale Agreement set forth herein are qualified in their entirety by reference to these exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of May 20, 2026, among the Company and the Operating Partnership, on the one hand, and BofA Securities, Inc., as Underwriter and Forward Seller, and an affiliate thereof as Forward Purchaser, on the other hand

1.2	Forward Confirmation, dated May 20, 2026, between the Company and BofA Securities, Inc. (or its affiliate)
5.1	Opinion of Venable LLP as to the legality of the Common Stock
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.

Date:	May 22, 2026	By:	/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson Title: Interim Chief Executive Officer and President